                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)   December 8, 1997
                                                       ------------------------

                               RINGER CORPORATION
       ----------------------------------------------------------------
       (Exact name of small business issuer as specified in its charter)

         Minnesota                    0-18921                    41-0848688
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)                Identification
                                                                    Number)

9555 James Avenue South, Suite 200, Bloomington, Minnesota        55431-2543
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code          (612) 703-3300
                                                   ----------------------------


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         In connection with the Company's merger with Southern Resources, Inc. ("SRI"), discussed in Item 2 below, the Company issued 4,500,000 shares of its common stock to four former shareholders of SRI, each active in the management and operations of SRI, in exchange for all of the outstanding stock of SRI.

         The shares issued represent approximately 27% of the total 16,681,270 outstanding shares of the Company's common stock at the conclusion of the merger transaction. Although this represents less than majority ownership in the Company, it is management's belief that the individuals acting together could exercise significant influence in control matters. As a consequence, a material change in control of the Company may result from this transaction.

         The four persons who received stock in exchange for the shares of SRI and the number of shares received are as follows:

                                        Percent of
                                        Outstanding
     Name                  Shares         Shares
     ----                  ------       -----------
David K. Vansant,         1,125,000        6.7%
William J. DeMare         1,125,000        6.7%
Benjamin F. Law           1,125,000        6.7%
D. David Bailey           1,125,O00        6.7%
                          ---------
                          4,500,000
                          =========

         The above named persons have the right to nominate one individuals for election to the board of directors of the Company.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On December 8, 1997, a subsidiary of Ringer Corporation (the "Company") merged with Southern Resources, Inc. ("SRI"') which, on that date, became a wholly-owned subsidiary of the Company. Prior to the merger, SRI was privately-held. SRI is a Fort Valley, Georgia-based corporation with annual consolidated sales of approximately $25 million, which, through its wholly owned subsidiary, SureCo, Inc., manufactures and markets traditional liquid and granular pesticides. Its products are sold under a variety of proprietary and private label brand names to commercial and consumer retail markets throughout North America. Commercial pesticides are sold principally under the All Pro brand to specialty agricultural, turf ornamental and professional pest control distributors. Consumer products are sold into the consumer retail market principally under the Rigo/Black Leaf brand as well as under various private label store-brands. The Company intends to operate SRI substantially the same as operated prior to the acquisition.

         The Company acquired all of the outstanding stock of SRI in exchange for 4,500,000 shares of the Company's common stock with a market value on the date of issuance at $1 31/64 per share. See Item 1 above.

         The Company plans to meet operating cash requirements of the Company and SRI through borrowings from each entity's seasonal bank line of credit and from cash provided by operations.

ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)     FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
                 It is impractical to include financial statements for Southern Resources, Inc. at this time. The Company intends to file, in an amendment hereto, such financial statements as soon as practicable but no later than 60 days from the date of this filing.

         (b)     PROFORMA FINANCIAL INFORMATION
                 It is impractical to include proforma, financial information at this time. The Company intends to file, in an amendment hereto, proforma financial information as soon as practicable but no later than 60 days from the date of this filing.

         (c)     EXHIBITS
                 The following exhibits are filed with this report:

         Exhibit Number and Description

         2.1     Amended and Restated Agreement and Plan of Merger.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              RINGER CORPORATION



Dated: December 22, 1997                      BY /S/ Mark G. Eisenschenk
                                                 ------------------------------
                                                 Mark G. Eisenschenk
                                                 Executive Vice President and
                                                   Chief Financial Officer
                                                   (principal financial officer)